SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

FREIGHTCAR AMERICA, INC.

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(Name of Registrant as Specified in Its Charter)

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FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

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ADDITIONAL MATERIALS FOR PROXY STATEMENT

DATED MAY 1, 2018

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The following additional materials provide updated information relating to our proxy statement dated March 30, 2018 delivered in connection with the annual meeting of stockholders of FreightCar America, Inc. (the “Company”) to be held at 10:00 a.m. (local time) on Thursday, May 10, 2018 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604, and at any postponements or adjournments of the meeting. The purpose of the additional materials is to provide information relating to a recent amendment to the employment agreement between the Company and James R. Meyer, the Company’s Chief Executive Officer. Except as amended or supplemented by the information contained herein, all information set forth in the proxy statement remains accurate and should be considered in casting your vote in person or by proxy at the annual meeting. To the extent that the information herein differs from or updates information contained in the proxy statement, the information herein is more current.

Effective as of May 1, 2018, the Company and Mr. Meyer entered into the Amendment of Letter Agreement (the “Amendment”) to the letter agreement regarding terms of employment dated July 17, 2017 (the “Letter Agreement”) by and between the Company and Mr. Meyer. The Amendment amends the Letter Agreement to provide that Mr. Meyer is eligible, but not guaranteed, to receive on an annual basis an equity award equal to 100% of his base salary.

Additional Information

The first paragraph under the caption “Compensation Discussion and Analysis—Elements of Executive Compensation—Post-Employment Benefits—Employment Agreements and Other Arrangements for NEOs—James R. Meyer” appearing on page 31 of the proxy statement is hereby amended and restated as follows.

James R. Meyer. In connection with Mr. Meyer’s appointment as President and CEO, the Company and Mr. Meyer entered into a letter agreement dated July 17, 2017, which was amended on May 1, 2018 (as so amended, the “Meyer Agreement”). The Meyer Agreement does not provide for a specified term. It provides for an initial base salary of $500,000 per year; target and maximum annual bonus opportunities of 100% and 200% of his base salary, respectively, and a prorated bonus in respect of any partial year in accordance with the terms of the Meyer Agreement; and eligibility to receive an annual equity award equal to 100% of his base salary. Mr. Meyer is entitled to participate in all incentive compensation plans and to receive all benefits under any employee benefit plan made available to executive employees. In connection with Mr. Meyer being hired, he was granted 350,000 performance-based stock options featuring a vesting schedule as described in the section of this proxy statement entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Awards.”

Other Matters

The additional materials contained herein do not change the proposals to be acted upon at the annual meeting, which are described in the proxy statement. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. Important information regarding how to vote your shares and revoke proxies already cast is available in the proxy statement.